DESCRIPTION - Revolving Line of Credit Note (Capital Equipment) between Wells Fargo Bank and Auto-Graphics, Inc. dated May 12, 1997.

WELLS FARGO BANK
REVOLVING LINE OF CREDIT NOTE

$3,000,000.00
El Monte, California

May 12,1997

FOR VALUE RECEIVED. the undersigned AUTO-GRAPHICS, INC. ("Borrower") promises to pay to the order of WELLS FARGO BANK. NATIONAL ASSOCIATION ("Bank") at its office at Flair Industrial Park RCBO, 9000 Flair Drive Suite 100, El Monte, CA 91731, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds. the principal sum of $3,000,000.00, or so much thereof as may be advanced and be outstanding. with interest thereon. to be computed on each advance from the date of its disbursement as set forth herein.

INTEREST:

(a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a rate per annum equal to the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

(b) Payment of Interest. Interest accrued on this Note shall be payable on the last day of each month, commencing June 30, 1997.

(c) Default Interest. From and after the maturity date of this Note. or such earlier date as all principal owing, hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year. actual days elapsed) equal to 4% above the rate of interest from time to time applicable to this Note.

BORROWING AND REPAYMENT:

(a) Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of the Credit Agreement between Borrower and Bank defined below; provided however that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above; and provided further, that Borrower shall make principal reductions on this Note at the times and in the amounts set forth below. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The Outstanding principal balance of this Note shall be due and payable in full on June 1, 1999.

(b) Repayment. Principal shall be payable on the lst day of each month in installments of $50,000.00 each, commencing July 1, 1997, and continuing up to and including May 1, 1999 with a final installment consisting of all remaining unpaid principal due and payable In full on the maturity date set forth above.

(c) Advances. Advances hereunder. to the total amount of the principal sum available hereunder. may be made by the holder at the oral or written request of (i) ROBERT S. COPE or DANIEL E. LUEBBEN or MICHELE A. CLARK any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or
(ii) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

(d) Application of Payments. Each payment made on this Note shall be credited first, to any Interest then due and second. to the outstanding principal balance hereof.

EVENTS OF DEFAULT:

This Note is made pursuant to and Is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of May 12, 1997. as amended from time to time (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

(a) Remedies. Upon the occurrence of any Event of Default as defined in the Credit Agreement, the holder of this Note at the holder's option, may declare all sums of principal and Interest outstanding hereunder to be immediately due and payable without presentment. demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

(b) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

(c) Governing Law. This Note shall be governed by and constructed in accordance with the laws of the state of California.

IN WITNESS WHEREOF. the undersigned has executed this Note as of the date first written above.

AUTO-GRAPHICS INC.

By: Ss/Robert S. Cope

Title:  President